UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 332-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Effective May 25, 2011, the Board of Directors of Ultralife Corporation approved an amendment to the Ultralife Amended and Restated Long-Term Incentive Plan (“Restated LTIP”) pursuant to which the definition of “Change in Control” was modified to clarify certain events that would constitute a “Change in Control” for purposes of the Restated LTIP.
The modifications appear in subsections (iii) and (iv) of the definition and now make it clear that a “Change in Control” occurs upon the consummation of the events described in those subsections as opposed to occurring upon shareholder approval of an agreement providing for the event in the case of subsection (iii) and upon the commencement or announcement of an intention to commence the event in the case of subsection (iv).
The summary of the modifications set forth above is qualified in its entirety by reference to the full text of the revised definition of “Change in Control” as set forth in Exhibit 10.1 attached to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description
10.1	Revised Definition of “Change in Control” for the Ultralife Restated LTIP
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	ULTRALIFE CORPORATION
	By:	/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Revised Definition of “Change in Control” for the Ultralife Restated LTIP